SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a)
               of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                          ACE Limited
          (Name of Registrant as Specified In Its Charter)

                          ACE Limited
             (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(3).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[X]  Fee computed on table below per Exchange Act Rule 14a-5(i)(4) and 0-11.

  1) Title of each class of securities to which transactions applies:
     Ordinary Shares

  2) Aggregate number of securities to which transactions applies:
     18,181,818*

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
     $33.00 per Ordinary Share*

     * Pursuant to the terms of the transaction described in the Joint Proxy Statement/Prospectus, ACE Limited will issue Ordinary Shares having an aggregate market value (determined as described in the Joint Proxy Statement/Prospectus) of $600,000,000, provided that the average closing price used in determining the number of Ordinary Shares to be issued will not be less than $33.00. The aggregate number of securities to which the transaction applies and the per unit price have been calculated assuming a $33.00 average closing price which would provide the maximum number of Ordinary Shares issuable in the transaction.

  4) Proposed maximum aggregate value of transaction:  $600,000,000

  5) Total Fee paid:  $120,000
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount previously paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed: